UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2009
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1: PRESS RELEASE

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously reported in our Current Report on Form 8-K, dated February 13, 2009, Craig S. Mitchell resigned as a member of our Board of Directors and our Audit Committee on February 13, 2009.
     On March 2, 2009, we received a letter from The Nasdaq Stock Market indicating that due to the resignation of Craig S. Mitchell on February 13, 2009, we no longer comply with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350. This rule requires our audit committee to have at least three independent members. As a result of Mr. Mitchell’s resignation, we only have two of the three required independent audit committee members.
     However, consistent with Marketplace Rule 4350(d)(4), Nasdaq will provide us with a cure period in order to regain compliance as follows:
•	until the earlier of our next annual shareholders’ meeting or February 13, 2010; or

•	if the next annual shareholders’ meeting is held before August 12, 2009, then we must evidence compliance no later than August 12, 2009.
     We expect to appoint a new director to fill the vacancy created by Mr. Mitchell’s resignation within the cure period.
     Under Marketplace Rule 4803(a), we are required to issue a press release disclosing receipt of the Nasdaq letter and the Nasdaq rules upon which it is based. Accordingly, on March 6, 2009, we issued such a press release, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued March 6, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 6, 2009

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer